Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-281250

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 5, 2024)

$1,000,000,000

Huntington Ingalls Industries, Inc.

5.353% Senior Notes due 2030

5.749% Senior Notes due 2035

We are offering $500,000,000 aggregate principal amount of our senior notes due 2030 (the “2030 notes”) and $500,000,000 aggregate principal amount of our senior notes due 2035 (the “2035 notes” and, together with the 2030 notes, the “notes”). The 2030 notes will bear interest at the rate of 5.353% per annum, and the 2035 notes will bear interest at the rate of 5.749% per annum. Interest will accrue on each series of the notes beginning November 18, 2024. We will pay interest on each series of the notes each January 15 and July 15 commencing on July 15, 2025. The 2030 notes will mature on January 15, 2030, and the 2035 notes will mature on January 15, 2035.

We may redeem some or all of the notes of each series at any time and from time to time at the applicable redemption prices described in this prospectus supplement. See “Description of the Notes—Optional Redemption.” If a “change of control triggering event” (as defined in “Description of the Notes”) occurs, subject to certain exceptions, we must offer to repurchase the notes at a purchase price of 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See “Description of the Notes—Repurchase of Notes upon a Change of Control Triggering Event.”

The notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by each of our domestic subsidiaries that guarantees debt under our Revolving Credit Facility (as defined in “Description of Material Indebtedness”), and, subject to certain exceptions, by any wholly owned domestic subsidiary that guarantees debt under any Credit Facility or Capital Markets Debt (each as defined in “Description of the Notes”). The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsubordinated indebtedness, but will be effectively junior to all of our existing and future secured indebtedness, to the extent of the value of the assets securing that indebtedness. In addition, the notes will be structurally subordinated to all of the existing and future obligations, including trade payables, of our subsidiaries that do not guarantee the notes.

The notes will not be listed on any securities exchange, and there are no existing trading markets for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7, as well as the risks set forth in our other filings with U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus supplement, for a discussion of certain risks that should be considered in connection with an investment in the notes.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discounts	Proceeds, before expenses, to HII(1)
Per 2030 note	99.986%	0.600%	99.386%
2030 note total	$499,930,000	$3,000,000	$496,930,000
Per 2035 note	99.984%	0.650%	99.334%
2035 note total	$499,920,000	$3,250,000	$496,670,000

(1)	Plus accrued interest, if any, from November 18, 2024.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about November 18, 2024.

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Mizuho	Scotiabank
US Bancorp		Wells Fargo Securities

PNC Capital Markets LLC	TD Securities	Truist Securities

Senior Co-Manager

Fifth Third Securities

Co-Managers

Comerica Securities	FHN Financial Securities Corp.	Hancock Whitney Investment Services, Inc.

The date of this prospectus supplement is November 13, 2024.

We have not, and the underwriters have not, authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus supplement and the accompanying prospectus, any documents incorporated by reference in this prospectus supplement or the accompanying prospectus and any free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or the information contained in any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate as of any date other than the date of each such document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement

Prospectus dated August 5, 2024

S-i

The distribution of this prospectus supplement and the accompanying prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. If the information about the offering of the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. For information about the notes, see “Description of the Notes” in this prospectus supplement. When we refer to this “document,” we mean this prospectus supplement and the accompanying prospectus, unless the context otherwise requires.

Before you invest in the notes, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Incorporation by Reference.” Any statement made in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference therein will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

S-iii

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document. These documents contain important information about us and our business, prospects and financial condition.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 1, 2024;

•

The portions of our definitive proxy statement on Schedule 14A for the 2024 Annual Meeting of the Stockholders, as filed with the SEC on March 19, 2024, that are specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•

Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, as filed with the SEC on May 2, 2024, August  1, 2024 and October 31, 2024, respectively; and

•	Current Reports on Form 8-K as filed with the SEC on May 2, 2024 (Item 5.07 only) (as amended by Amendment No. 1 as filed with the SEC on July 31, 2024), September 17, 2024 and November 7, 2024.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus supplement and the termination of the offering of the notes. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, which is deemed not to be incorporated by reference in this prospectus supplement or the accompanying prospectus), as well as proxy statements (other than information identified in them as not incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”)). You should review these filings as they may disclose changes in our business, prospects, financial condition or other affairs after the date of this prospectus supplement. The information that we file later with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the termination of this offering will automatically update and supersede previous information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

You can obtain any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus supplement and the accompanying prospectus, by requesting them in writing or by telephone from us at the following address:

Office of the Corporate Secretary

4101 Washington Ave.

Newport News, VA 23607

(757) 380-2000

S-iv

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” “outlook,” “predicts,” “potential,” “continue,” and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements, which include, but are not limited to:

•	changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans);

•

our ability to estimate our future contract costs, including cost increases due to inflation, labor challenges, or other factors and our efforts to recover or offset such costs and/or changes in estimated contract costs, and perform our contracts effectively;

•	changes in procurement processes and government regulations and our ability to comply with such requirements;

•	our ability to deliver our products and services at an affordable life cycle cost and compete within our markets;

•	natural and environmental disasters and political instability;

•	our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures, and strategic acquisitions;

•	adverse economic conditions in the United States and globally;

•	health epidemics, pandemics, and similar outbreaks; our ability to attract, retain, and train a qualified workforce;

•	disruptions impacting global supply, including those resulting from the ongoing conflict between Russia and Ukraine and in the Middle East;

•

investigations, claims, disputes, enforcement actions, litigation (including criminal, civil, and administrative), and/or other legal proceedings, and improper conduct of employees, agents, subcontractors, suppliers, business partners, or joint ventures in which we participate, including the impact on our reputation or ability to do business;

•	changes in key estimates and assumptions regarding our pension and retiree health care costs;

•	security threats, including cyber security threats, and related disruptions; and

•	other risk factors discussed herein and in our other filings with the SEC.

Additional factors include those described in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

S-v

SUMMARY

This is only a summary of the offering. To fully understand an investment in the notes, you must consider this prospectus supplement, the accompanying prospectus and the detailed information incorporated by reference into them, including the financial statements and their accompanying notes.

Our Company

Huntington Ingalls Industries, Inc. (“HII,” the “Company”, “we,” “us,” or “our”) is a global, all-domain defense partner, building and delivering the world’s most powerful, survivable naval ships and technologies that safeguard America’s seas, sky, land, space, and cyber. For more than a century, our Ingalls Shipbuilding segment (“Ingalls”) in Mississippi and Newport News Shipbuilding segment (“Newport News”) in Virginia have built more ships in more ship classes than any other U.S. naval shipbuilder, making HII America’s largest shipbuilder. The Mission Technologies segment develops integrated technology solutions and products that enable today’s connected, all-domain force. Headquartered in Newport News, Virginia, we employ over 44,000 people domestically and internationally.

We conduct most of our business with the U.S. Government, primarily the Department of Defense. As prime contractor, principal subcontractor, team member, or partner, we participate in many high-priority U.S. defense programs. Ingalls includes our non-nuclear ship design, construction, repair, and maintenance businesses. Newport News includes all of our nuclear ship design, construction, overhaul, refueling, and repair and maintenance businesses. Our Mission Technologies segment provides a wide range of services and products, including command, control, computers, communications, cyber, intelligence, surveillance, and reconnaissance systems and operations; the application of Artificial Intelligence and machine learning to battlefield decisions; defensive and offensive cyberspace strategies and electronic warfare; unmanned autonomous systems; live, virtual, and constructive training solutions; fleet sustainment; and critical nuclear operations.

Our principal executive offices are located at 4101 Washington Avenue, Newport News, Virginia 23607, and our telephone number is (757) 380-2000.

The Offering

The summary below describes the principal terms of the notes and the guarantees. Many of the terms and conditions described below are subject to important limitations and exceptions. For a more complete understanding of this offering and the terms and conditions of the notes and guarantees, we encourage you to read this entire prospectus supplement and the accompanying prospectus, including the sections of this prospectus supplement entitled “Risk Factors” and “Description of the Notes.”

Issuer	Huntington Ingalls Industries, Inc.

Securities Offered	$500,000,000 aggregate principal amount of 5.353% Senior Notes due 2030 (the “2030 notes”).

$500,000,000 aggregate principal amount of 5.749% Senior Notes due 2035 (the “2035 notes”).

Maturity dates	2030 notes: January 15, 2030

2035 notes: January 15, 2035

Interest Rate and Interest Payment Dates	Interest on each series of notes will be payable in cash on January 15 and July 15 of each year, beginning July 15, 2025. Interest will accrue on each series of the notes beginning November 18, 2024.

Optional Redemption	Prior to December 15, 2029 (one month prior to the maturity date of the 2030 notes) in the case of the 2030 notes, and October 15, 2034 (three months prior to the maturity date of the 2035 notes) in the case of the 2035 notes (each such date, a “Par Call Date”), we may redeem the applicable series of notes at our option, in whole at any time or in part from time to time, at the applicable “make-whole” redemption price set forth under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest on the principal amount of the applicable series of notes being redeemed to, but excluding, the redemption date of the applicable series of notes being redeemed.

On and after the applicable Par Call Date for the 2030 notes and the 2035 notes, we may redeem the notes of the applicable series, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes of the applicable series being redeemed plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date, as described under “Description of the Notes—Optional Redemption.”

Change of Control	Upon a change of control triggering event (as defined in “Description of the Notes”), unless we have previously exercised our option to redeem the notes, we will be required to make an offer to purchase the notes. The purchase price will equal 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. We may not have sufficient funds available at the time of any change of control triggering event to make any required debt repayment (including repurchases of the notes). See “Risk Factors—Risks Relating to the Notes—The notes will be subject to a change of control provision, and we may not have the ability to raise the funds necessary to fulfill our obligations under the notes following a change of control triggering event.”

Guarantees	The notes will be fully and unconditionally guaranteed by each of our existing and future domestic subsidiaries that guarantees debt under our Revolving Credit Facility, and, subject to certain exceptions, by any wholly owned domestic subsidiary that guarantees debt under any Credit Facility or Capital Markets Debt (each as defined in “Description of the Notes”). The subsidiary guarantees will rank equally in right of payment with all other unsubordinated indebtedness of the subsidiary guarantors but will be effectively junior to all of the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness.

Ranking	The notes and the subsidiary guarantees will be unsecured senior obligations and will rank:

•	senior in right of payment to all of our and our subsidiary guarantors’ future senior subordinated and subordinated indebtedness;

•	equally in right of payment with any of our and our subsidiary guarantors’ existing and future unsubordinated indebtedness;

•	effectively junior to all of our and our subsidiary guarantors’ secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all of the obligations, including trade payables, of any of our subsidiaries that do not guarantee the notes.

As of September 30, 2024, on an actual basis, we had $2.607 billion of total debt, and $1.689 billion of unutilized capacity under our Revolving Credit Facility and approximately $11 million of issued but undrawn letters of credit. As of September 30, 2024, after giving effect to this offering, our total debt would have been $3.598 billion (not including available capacity under our Revolving Credit Facility). As of September 30, 2024, our non-guarantor subsidiaries had no material assets or liabilities. See “Capitalization” and “Description of Material Indebtedness.”

Certain Covenants	The terms of the notes restrict our ability to:

•	incur certain debt secured by liens or enter into certain sale and leaseback transactions; and

•	effect a consolidation or merger.

However, these limitations will be subject to a number of important qualifications and exceptions. See “Description of the Notes.”

United States Federal Income Tax Consequences	For certain United States federal income tax consequences of the acquisition and disposition of the notes, see “Material United States Federal Income Tax Consequences.”

Use of Proceeds

The net proceeds from this offering of notes will be approximately $991 million after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, which may include debt repayment (which may include repayment of our 3.844% Senior Notes due 2025 and commercial paper borrowings) and working capital. See “Use of Proceeds.”

No Established Trading Market	Each series of the notes will be a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the notes will develop. If an active or liquid trading market for either series of the notes does not develop, the market price and liquidity of the notes of such series may be adversely affected.

Form and Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000. The notes will be book-entry only and registered in the name of a nominee of The Depository Trust Company (“DTC”).

Risk Factors	Investing in the notes involves substantial risks and uncertainties. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to purchase any notes.

Trustee, Registrar and Paying Agent	U.S. Bank Trust Company, National Association

Governing Law	The indenture, the notes and the guarantees will be governed by the laws of the State of New York.

Summary Historical Financial and Other Data

The following summary historical financial and other data should be read in conjunction with the consolidated financial statements and the related notes incorporated by reference into this prospectus supplement. The summary historical financial data as of December 31, 2023 and 2022, and for each of the years ended December 31, 2023, 2022 and 2021 presented in the tables below, has been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary historical financial data as of December 31, 2021 has been derived from our audited consolidated financial statements which are not incorporated by reference into this prospectus supplement. The summary historical financial data as of and for the nine-month periods ended September 30, 2024 and September 30, 2023, has been derived from our interim unaudited consolidated financial statements incorporated by reference into this prospectus supplement. The summary historical balance sheet data as of September 30, 2023 has been derived from our interim unaudited financial statements which are not incorporated by reference in this prospectus supplement. Historical results are not necessarily indicative of the results to be expected for future periods.

	As of or for Nine Months Ended September 30,		As of or for Year Ended December 31,
	2024	2023	2023	2022	2021
Statement of Operations data (in millions except per share amounts):
Total sales and service revenues	$8,531	$8,277	$11,454	$10,676	$9,524
Total cost of sales and service revenues	7,402	7,122	9,808	9,236	8,156

Operating income	425	469	781	565	513
Interest expense(1)	(68)	(70)	(95)	(102)	(89)
Other non-operating income	155	122	167	256	198

Earnings before income taxes	512	521	853	719	622
Federal and foreign income taxes	85	114	172	140	78

Net earnings	$427	$407	$681	$579	$544

Diluted earnings per share	$10.81	$10.18	$17.07	$14.44	$13.50
Statement of Financial Position data (at period end) (in millions):
Cash and cash equivalents	$10	$109	$430	$467	$627
Working capital(2)	(717)	(339)	(582)	(616)	(264)
Total assets	11,082	10,621	11,215	10,857	10,627
Total debt	2,607	2,468	2,445	2,905	3,298
Other financial data (in millions):
Backlog	$49,419	$49,415	$48,121	$47,123	$48,450
Depreciation and amortization(3)	242	259	355	366	301
Net cash provided by operating activities	2	408	970	766	760
Dividends per share	3.90	3.72	5.02	4.78	4.60
Capital expenditures(4)	239	150	278	272	311
Segment operating income(5)	470	512	842	712	683
Free cash flow(6)	(237)	258	692	494	449

(1)	Interest expense includes amortization of deferred financing fees.
(2)	Working capital calculation excludes cash.
(3)	Depreciation and amortization excludes amortization of deferred financing fees.
(4)	Capital expenditures are presented net of grant proceeds for capital expenditures.

(5)

Segment operating income is a non-GAAP financial measure we use to manage our operations. Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes. The Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and postretirement plan expense under GAAP Financial Accounting Standards and the same expense under U.S. Cost Accounting Standards (CAS). Our pension and postretirement plan expense is charged to our contracts under CAS and included in segment operating income. When analyzing our operating performance, investors should use segment operating income in addition to, and not as an alternative to, operating income or any other performance measure presented in accordance with GAAP. Segment operating income is a measure we use to evaluate our core operating performance. We believe segment operating income reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our business. We believe this measure is used by investors and is a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income may not be comparable to similarly titled measures of other companies.

The following table reconciles operating income to segment operating income (in millions):

	Nine Months Ended September 30,		Year Ended December 31,
	2024	2023	2023	2022	2021
Operating income	$425	$469	$781	$565	$513
Operating FAS/CAS Adjustment	48	55	72	145	157
Non-current state income taxes	(3)	(12)	(11)	2	13

Segment operating income	$470	$512	$842	$712	$683

(6)

Free cash flow is a non-GAAP financial measure and represents cash provided by (used in) operating activities less capital expenditures net of related grant proceeds. Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. We believe free cash flow is an important liquidity measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

The following table reconciles net cash provided by operating activities to free cash flow (in millions):

	Nine Months Ended September 30,		Year Ended December 31,
	2024	2023	2023	2022	2021
Net cash provided by operating activities	2	408	970	766	760
Less capital expenditures:
Capital expenditures additions	(253)	(164)	(292)	(284)	(331)
Grant proceeds for capital expenditures	14	14	14	12	20
Free cash flow	$(237)	$258	$692	$494	$449

RISK FACTORS

An investment in the notes involves risks and uncertainties. There are a number of factors associated with our business that could affect your decision whether to invest in the notes. The following discussion describes the material risks currently known to us. However, additional risks that we do not know about or that we currently view as immaterial may also impair our business or adversely affect the notes. You should carefully consider each of the following risks, which we believe are the principal risks that we face and of which we are currently aware, and all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the notes. Although we discuss certain factors below, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect the value of the Notes and your investment therein.

Risks Relating to the Notes

Our debt exposes us to certain risks and we can incur substantially more debt, which may increase these risks.

As of September 30, 2024, on an actual basis, we had $2.607 billion of total debt, not including $1.689 billion of unutilized capacity under our Revolving Credit Facility, and approximately $11 million of issued but undrawn letters of credit. As of September 30, 2024, after giving effect to this offering, our total debt would have been $3.598 billion (not including available capacity under our Revolving Credit Facility).

Our Revolving Credit Facility currently has $1.689 billion of unutilized capacity and approximately $11 million of issued but undrawn letters of credit under the $300 million letter of credit subfacility, which also permits us to solicit lenders to provide incremental revolving loan commitments and/or one or more new tranches of term loans in an aggregate amount not to exceed $1.0 billion. In addition, to the extent we determine it is advisable to obtain additional liquidity to support our working capital needs, capital expenditures, acquisitions and investments, service debt, pay taxes, fund pension plans and support other business needs, we may borrow additional amounts under our commercial paper program or from our Revolving Credit Facility, enter into new credit facilities or issue additional debt in the capital markets.

Our Revolving Credit Facility contains certain restrictions on our and our subsidiaries’ ability to incur additional debt. These restrictions are subject to a number of qualifications and exceptions, and we could incur substantial amounts of debt in compliance with such restrictions. See “Description of Material Indebtedness.” The indenture governing the notes, like the indentures governing our 2025 Notes, 2027 Notes, 2028 Notes and 2030 Notes (each as defined under “Description of Material Indebtedness”), will not limit the incurrence of debt by us or our subsidiaries, including additional secured debt (subject to the specified limitations on the incurrence of certain liens securing such debt and the requirement in certain cases that subsidiaries incurring or guaranteeing such debt also guarantee the notes).

The amount of our existing debt, combined with our ability to incur significant amounts of debt in the future, could have important consequences, including: making it more difficult for us to satisfy our obligations with respect to the notes; increasing our vulnerability to adverse economic or industry conditions; requiring us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes; increasing our vulnerability to, and limiting our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate; exposing us to the risk of increased interest rates as borrowings under our Revolving Credit Facility is subject to variable interest rates; placing us at a competitive disadvantage compared to our competitors that have less debt; and limiting our ability to borrow additional funds. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they face would be increased, and we may not be able to meet all our debt obligations, including repayment of the notes, in whole or in part.

We are subject to restrictive covenants in our Revolving Credit Facility.

Our Revolving Credit Facility limits, and any future indebtedness that we incur may further limit, our ability, among other things, to:

•	incur additional debt;

•	incur certain debt secured by liens;

•	enter into sale and leaseback transactions;

•	consolidate, merge or sell or otherwise dispose of all or substantially all of our assets;

•	make restricted payments; or

•	engage in any business other than the permitted business.

Our Revolving Credit Facility also requires that we not exceed a maximum total leverage ratio. See “Description of Material Indebtedness—Our Credit Facility.”

These restrictions may restrict our financial flexibility, limit strategic initiatives, restrict our ability to grow or limit our ability to respond to competitive changes. As a result of these restrictions, we will be limited in the manner in which we can conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs. Accordingly, these restrictions may limit our ability to successfully execute our strategy and operate our business.

The indenture that will govern the notes will contain only limited covenants.

The indenture that will govern the notes, like the indentures governing our outstanding senior notes, will contain limited covenants, including those restricting our ability to incur certain debt secured by certain liens, to enter into certain sale and leaseback transactions and to effect a consolidation or merger. The limitation on liens and limitation on sale and leaseback covenants in the indenture that will govern the notes, like the indentures governing our outstanding senior notes, contain additional exceptions that will allow us and our subsidiaries to incur liens securing a significant amount of debt. See “Description of the Notes—Certain Covenants.” In light of these exceptions, holders of the notes may be structurally or effectively subordinated to new secured lenders and will not have protection against many actions that could diminish the value of the notes.

If we default on our obligations to pay our other debt, we may not be able to make payments on the notes.

Any default under the agreements governing our debt, including a default under our Revolving Credit Facility, that is not waived by the required lenders or holders of such debt, and the remedies sought by the holders of such debt could prevent us from paying principal and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow or are otherwise unable to obtain funds necessary to meet required payments of principal and interest on our debt, or if we otherwise fail to comply with the various covenants in the agreements governing our debt, including the covenants contained in our Revolving Credit Facility, we would be in default under the terms of those agreements. In the event of such a default under our Revolving Credit Facility, including a failure to satisfy the maximum total leverage ratio requirements:

•	the lenders under our Revolving Credit Facility could elect to terminate their commitments thereunder and declare all the outstanding loans thereunder to be due and payable; and

•	such default could cause a cross-default or cross-acceleration under our other debt.

As a result of such default and any actions the lenders may take in response thereto, we could be forced into bankruptcy or liquidation.

The notes will not be secured by any of our assets. Any holder of existing or future secured debt we may incur will have a prior claim on our assets to the extent of the value of the assets securing that indebtedness.

The notes and guarantees will not be secured by any of our assets and, therefore, will be effectively junior to all of our existing and future secured indebtedness and the existing and future secured indebtedness of the subsidiary guarantors, to the extent of the value of the assets securing such indebtedness. If we become insolvent or are liquidated, or if any of our secured indebtedness is accelerated, the lenders under our secured debt will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such debt. Accordingly, the lenders of any such secured debt would have a prior claim on such assets. In that event, because the notes are not secured by any of our assets, it is possible that our remaining assets might be insufficient to satisfy holders’ claims in full. In addition, claims of the U.S. Navy for ships we are building for it may be senior to your claims under the notes in the event of an insolvency event. As of September 30, 2024, we had no secured indebtedness.

Your rights as a holder will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the notes.

Any liabilities of our subsidiaries that do not guarantee the notes, including any claims of trade creditors, debtholders, and preferred stockholders, if any, will be effectively senior to your claim as a holder of the notes and related guarantees. Subject to limitations in our Revolving Credit Facility, the indenture governing the notes, and the indentures governing our outstanding senior notes, such non-guarantor subsidiaries may incur additional debt (and may incur other liabilities). In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, their creditors will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us as the holder of the equity of these subsidiaries. As of September 30, 2024, our non-guarantor subsidiaries had no material assets or liabilities.

Our ability to meet our obligations under our debt depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

We conduct all of our operations through our subsidiaries. Consequently, our ability to service our debt is dependent, in part, upon the earnings from the businesses conducted by our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts to us, whether by dividends, loans, advances or other payments. The ability of our subsidiaries to pay dividends and make other payments to us depends on their earnings, capital requirements and general financial conditions and is restricted by, among other things, applicable corporate and other laws and regulations, as well as future agreements to which our subsidiaries may be a party.

The notes will be subject to a change of control provision, and we may not have the ability to raise the funds necessary to fulfill our obligations under the notes following a change of control triggering event.

Under the indenture governing the notes, upon the occurrence of a defined “change of control triggering event” with respect to either series of notes, which includes certain specified changes of control accompanied by certain ratings events, we will be required to offer to repurchase all outstanding notes of such series at 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of repurchase. However, we may not have sufficient funds at the time of a change of control to make the required repurchase of the applicable series of notes. Our failure to make or complete an offer to purchase upon the occurrence of a change of control triggering event would place us in default under the indenture governing the notes. In addition, a change of control triggering event with respect to either series of notes would constitute an event of default under our Revolving Credit Facility and the indentures governing our outstanding senior notes, which would limit our ability to make a change of control payment for the applicable series of notes. As a result, in order to make any required change of control offer to purchase the applicable series of notes, we would need to repay any debt then outstanding under our Revolving Credit Facility or obtain the requisite consents from the lenders thereunder. However, there can be no assurance that we would be able to repay such debt or obtain such consents at such time.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain. In addition, some important corporate events, such as leveraged recapitalizations, the sale of our company to a public company that does not have a majority shareholder or a change in the constitution of a majority of our board of directors in certain situations, may not, under the indenture governing the notes, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Triggering Event.”

Insolvency and fraudulent transfer laws and other limitations may preclude the recovery of payments under the notes and the guarantees.

Federal bankruptcy and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the guarantees. Although laws differ among jurisdictions, in general, under applicable fraudulent transfer or conveyance laws, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees, and, in the case of (2) only, one of the following is also true:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature; or

•

we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

A court could find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor may not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. In addition, because the debt was incurred for our benefit, and only indirectly for the benefit of the guarantors, a court could conclude that the guarantors did not receive fair value.

As a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Different jurisdictions evaluate insolvency on various criteria. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court used, that the issuance of the notes and the incurrence of the guarantees would not be held to constitute fraudulent transfers or conveyances on other grounds.

If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes.

Although each guarantee entered into by a guarantor will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer or conveyance laws, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Some of our indebtedness bears, or in the future will bear, variable rates of interest and exposes us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even if the amount borrowed remains the same, and our net income and cash flow, including cash available for servicing our indebtedness, will correspondingly decrease.

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market prices of our securities, including the notes.

Credit rating agencies rate our debt securities on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the credit rating agencies can include maintaining, upgrading or downgrading the current credit rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of our debt securities or placing us on a watch list for possible future downgrading by credit rating agencies, particularly those registered with the SEC as nationally recognized statistical rating organizations, would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market prices of our securities, including the notes offered hereby. Furthermore, the ratings of each series of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market prices of, the notes. Among other factors, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

There are no established trading markets for the notes.

The notes of each series are new issues of securities for which there are no established trading markets. We do not intend to apply for listing of either series of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, active trading markets for the notes may not develop or be maintained, and there can be no assurance as to the liquidity of any market that does develop. If active trading markets do not develop or are not maintained, the market prices and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or at a favorable price. Future trading prices of the notes will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

We may redeem your notes at our option, which may adversely affect your return.

We may redeem either series of the notes, in whole or in part, at our option at any time or from time to time at the applicable redemption prices described in this prospectus supplement. Prevailing interest rates at the time we redeem the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. See “Description of the Notes—Optional Redemption” for a more detailed description of the conditions under which we may redeem the notes.

USE OF PROCEEDS

The net proceeds from this offering of notes will be approximately $991 million after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, which may include debt repayment (which may include repayment of our 3.844% Senior Notes due 2025 and commercial paper borrowings) and working capital.

As of November 6, 2024, we had approximately $443 million in principal amount of notes outstanding under our commercial paper program, bearing interest at a weighted average rate of 5.38% per annum, with the average maturity of four days, and incurred for general corporate purposes, which may include debt repayment and working capital.

CAPITALIZATION

The following table presents our cash and cash equivalents and capitalization as of September 30, 2024 on an actual basis and on an adjusted basis after giving effect to the issuance of the notes (but not the application of the net proceeds therefrom). The capitalization table below should be read together with the financial data set forth under “Summary—Summary Historical Financial and Other Data” contained herein and our consolidated financial statements, the notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the nine months and the fiscal quarter ended September 30, 2024, which is incorporated herein by reference.

	September 30, 2024 Actual	September 30, 2024 As Adjusted
	(in millions)
Cash and cash equivalents	$10	$1,001

Debt:
3.483% Senior Notes due 2027	$600	$600
3.844% Senior Notes due 2025	500	500
4.200% Senior Notes due 2030	500	500
2.043% Senior Notes due 2028	600	600
5.353% Senior Notes due 2030 offered hereby	—	500
5.749% Senior Notes due 2035 offered hereby	—	500
Revolving Credit Facility(1)	—	—
Commercial Paper	396	396
GO Zone IRBs	21	21
Financing Lease	9	9

Less unamortized debt issuance costs	(19)	(28)

Total debt	2,607	3,598

Stockholders’ Equity:
Common stock	1	1
Additional paid-in capital	2,037	2,037
Retained earnings	5,026	5,026

Treasury stock	(2,449)	(2,449)

Accumulated other comprehensive loss	(412)	(412)

Total stockholders’ equity	4,203	4,203

Total capitalization	$6,810	$7,801

(1)	As of September 30, 2024, we had $11 million in issued but undrawn letters of credit and $1.689 billion of unutilized capacity under our Revolving Credit Facility.

DESCRIPTION OF MATERIAL INDEBTEDNESS

We summarize below selected provisions of our material loan agreements, indentures and guarantees. The summary is not a complete description of our indebtedness and does not describe every aspect of the loan agreements, indentures or guarantees. You should read the loan agreements, indentures and the guarantees, in their entirety, including the defined terms, for provisions that may be important to you.

Our Credit Facility

Revolving Credit Facility

On September 17, 2024, we entered into a Second Amended and Restated Credit Agreement (as so amended and restated and as further amended from time to time, our “Revolving Credit Facility”) with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and an issuing bank, and certain other issuing banks, which amended and restated our existing amended and restated revolving credit facility. Our Revolving Credit Facility is comprised of a revolving credit facility of $1.7 billion, which may be drawn upon during a period ending on September 17, 2029. It also includes a letter of credit subfacility of $300 million. In addition, our Revolving Credit Facility permits us to solicit lenders to provide incremental revolving loan commitments and/or new tranches of term loans in an aggregate amount not to exceed $1.0 billion. As of September 30, 2024, approximately $11 million in letters of credit were issued but undrawn, and the remaining $1.689 billion of the Revolving Credit Facility was unutilized. Each of the subsidiary guarantors is a guarantor under our Revolving Credit Facility.

Interest Rates. Our Revolving Credit Facility has (i) a variable interest rate on outstanding borrowings based on the Secured Overnight Financing Rate (“SOFR”) (incorporating a credit spread adjustment of 0.10%), plus a spread based upon our credit rating, which may vary between 1.125% and 2.000% p.a., and (ii) a commitment fee on unutilized amounts based on our credit rating, which may vary between 0.125% and 0.300% p.a. As of September 30, 2024, the interest on drawn amounts would be equal to SOFR plus 1.475% p.a., and the commitment fee would be 0.200% p.a.

Covenants. Our Revolving Credit Facility requires that we comply with customary affirmative covenants, including, but not limited to, those related to our maintaining our corporate existence, complying with applicable laws, payment of lawful obligations, maintaining books and records, maintenance of property, designation of subsidiaries and our maintaining a separate existence between us and our wholly owned subsidiary Titan II Inc. Our Revolving Credit Facility also includes customary negative covenants, which include, but are not limited to, limitations on incurrence of indebtedness by non-guarantor subsidiaries, liens, sale and leaseback transactions, fundamental changes, dividends and activities of Titan II Inc., and it requires that we not exceed a maximum total leverage ratio.

Events of Default. Our Revolving Credit Facility contains customary events of default and remedies provisions.

3.483% Senior Notes due 2027

In December 2017, we issued $600 million aggregate principal amount of 3.483% Senior Notes due December 1, 2027 (the “2027 Notes”).

The terms of the 2027 Notes include limitations on the ability of us and certain of our subsidiaries to create liens, enter into certain sale and leaseback transactions or effect a consolidation or merger.

Guarantees. Performance of our obligations under the 2027 Notes, including any repurchase obligations resulting from a change of control, has been fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by the Subsidiary Guarantors. The guarantees rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantors are each directly or indirectly 100% owned by us. There are no significant restrictions on our ability or the ability of any Subsidiary Guarantor to obtain funds from their respective subsidiaries by dividend or loan.

Optional Redemption. At any time and from time to time prior to September 1, 2027, we may redeem, in whole or in part, the 2027 Notes at a price of 100% of the principal amount of the 2027 Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On and after September 1, 2027, we may redeem some or all of the notes at a price equal to 100% of the principal amounts of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control. Upon the occurrence of certain events constituting a change of control, we are required, no later than 30 days following the change of control, to make an offer to purchase all of the outstanding 2027 Notes (unless otherwise redeemed or if a third party makes an offer to purchase the notes contemporaneously with the change of control) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Events of Default. The occurrence of an event of default under the 2027 Notes would permit or require the principal of and accrued and unpaid interest on the 2027 Notes to become or to be declared due and payable.

Events of default under the indenture include nonpayment of principal or interest when due; violation of covenants and other agreements contained in the indenture governing the 2027 Notes; cross payment default and cross acceleration of certain material debt; certain bankruptcy and insolvency events and material judgment defaults, among others.

3.844% Senior Notes due 2025

In March 2020, we issued $500 million aggregate principal amount of 3.844% Senior Notes due May 1, 2025 (the “2025 Notes”).

The terms of the 2025 Notes include limitations on the ability of us and certain of our subsidiaries to create liens, enter into certain sale and leaseback transactions or effect a consolidation or merger.

Guarantees. Performance of our obligations under the 2025 Notes, including any repurchase obligations resulting from a change of control, has been fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by the Subsidiary Guarantors. The guarantees rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantors are each directly or indirectly 100% owned by us. There are no significant restrictions on our ability or the ability of any Subsidiary Guarantor to obtain funds from their respective subsidiaries by dividend or loan.

Optional Redemption. At any time and from time to time prior to April 1, 2025, we may redeem, in whole or in part, the 2025 Notes at a price of 100% of the principal amount of the 2025 Notes redeemed, plus a “make- whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On and after April 1, 2025, we may redeem some or all of the notes at a price equal to 100% of the principal amounts of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control. Upon the occurrence of certain events constituting a change of control, we are required, no later than 30 days following the change of control, to make an offer to purchase all of the outstanding 2025 Notes (unless otherwise redeemed or if a third party makes an offer to purchase the notes contemporaneously with the change of control) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Events of Default. The occurrence of an event of default under the 2025 Notes would permit or require the principal of and accrued and unpaid interest on the 2025 Notes to become or to be declared due and payable.

Events of default under the indenture include nonpayment of principal or interest when due; violation of covenants and other agreements contained in the indenture governing the 2025 Notes; cross payment default and cross acceleration of certain material debt; certain bankruptcy and insolvency events and material judgment defaults, among others.

4.200% Senior Notes due 2030

In March 2020, we issued $500 million aggregate principal amount of 4.200% Senior Notes due May 1, 2030 (the “2030 Notes”).

The terms of the 2030 Notes include limitations on the ability of us and certain of our subsidiaries to create liens, enter into certain sale and leaseback transactions or effect a consolidation or merger.

Guarantees. Performance of our obligations under the 2030 Notes, including any repurchase obligations resulting from a change of control, has been fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by the Subsidiary Guarantors. The guarantees rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantors are each directly or indirectly 100% owned by us. There are no significant restrictions on our ability or the ability of any Subsidiary Guarantor to obtain funds from their respective subsidiaries by dividend or loan.

Optional Redemption. At any time and from time to time prior to February 1, 2030, we may redeem, in whole or in part, the 2030 Notes at a price of 100% of the principal amount of the 2030 Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On and after February 1, 2030, we may redeem some or all of the notes at a price equal to 100% of the principal amounts of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control. Upon the occurrence of certain events constituting a change of control, we are required, no later than 30 days following the change of control, to make an offer to purchase all of the outstanding 2030 Notes (unless otherwise redeemed or if a third party makes an offer to purchase the notes contemporaneously with the change of control) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Events of Default. The occurrence of an event of default under the 2030 Notes would permit or require the principal of and accrued and unpaid interest on the 2030 Notes to become or to be declared due and payable. Events of default under the indenture include nonpayment of principal or interest when due; violation of covenants and other agreements contained in the indenture governing the 2030 Notes; cross payment default and cross acceleration of certain material debt; certain bankruptcy and insolvency events and material judgment defaults, among others.

2.043% Senior Notes due 2028

In August 2021, we issued $600 million aggregate principal amount of 2.043% Senior Notes due August 16, 2028 (the “2028 Notes”).

The terms of the 2028 Notes include limitations on the ability of us and certain of our subsidiaries to create liens, enter into certain sale and leaseback transactions or effect a consolidation or merger.

Guarantees. Performance of our obligations under the 2028 Notes, including any repurchase obligations resulting from a change of control, has been fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by the Subsidiary Guarantors. The guarantees rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantors are each directly or indirectly 100% owned by us. There are no significant restrictions on our ability or the ability of any Subsidiary Guarantor to obtain funds from their respective subsidiaries by dividend or loan.

Optional Redemption. At any time and from time to time prior to June 16, 2028, we may redeem, in whole or in part, the 2028 Notes at a price of 100% of the principal amount of the 2028 Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On and after June 16, 2028, we may redeem some or all of the notes at a price equal to 100% of the principal amounts of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control. Upon the occurrence of certain events constituting a change of control, we are required, no later than 30 days following the change of control, to make an offer to purchase all of the outstanding 2028 Notes (unless otherwise redeemed or if a third party makes an offer to purchase the notes contemporaneously with the change of control) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Events of Default. The occurrence of an event of default under the 2028 Notes would permit or require the principal of and accrued and unpaid interest on the 2028 Notes to become or to be declared due and payable. Events of default under the indenture include nonpayment of principal or interest when due; violation of covenants and other agreements contained in the indenture governing the 2028 Notes; cross payment default and cross acceleration of certain material debt; certain bankruptcy and insolvency events and material judgment defaults, among others.

Gulf Opportunity Zone Industrial Development Revenue Bonds

As of September 30, 2024, we had $21 million outstanding under Gulf Opportunity Zone Industrial Development Revenue Bonds (“GO Zone IRBs”) issued by the Mississippi Business Finance Corporation. These bonds accrue interest at a fixed rate of 4.55% and mature in 2028. The terms of the Go Zone IRBs include customary affirmative and negative covenants, including those requiring that we: maintain our corporate existence, maintain and properly insure certain buildings and immovable equipment at our shipbuilding complex located in Pascagoula and Gulfport, Mississippi (collectively, the “GO Zone Project”), promptly pay when due all taxes and assessments related to the Go Zone Project, and operate and maintain the GO Zone Project for so long as the GO Zone IRBs remain outstanding.

DESCRIPTION OF THE NOTES

In this Description of the Notes, “HII” refers only to Huntington Ingalls Industries, Inc. and any successor obligor on the notes, and, unless the context otherwise requires, not to any of its subsidiaries. You can find the definitions of certain terms used in this description under “—Certain Definitions.”

HII will issue the 5.353% senior notes due 2030 (the “2030 notes”) and the 5.749% senior notes due 2035 (the “2035 notes” and, together with the 2030 notes, the “notes”) pursuant to a base indenture to be entered into among HII, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, and a supplemental indenture thereto (as together, the “indenture”).

The following is a summary of the material provisions of the indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the indenture in its entirety. A copy of the proposed form of the indenture is available as described under “Where You Can Find More Information and Incorporation by Reference.”

Basic Terms of Notes

The 2030 notes will be issued in an initial aggregate principal amount of $500,000,000 and will mature on January 15, 2030. The 2035 notes will be issued in an initial aggregate principal amount of $500,000,000 and will mature on January 15, 2035. The notes will be unsecured unsubordinated obligations of HII, ranking equally in right of payment with all existing and future unsubordinated obligations of HII. The notes will bear interest from the date of issue at the applicable rate set forth on the cover of this prospectus supplement, payable semi-annually on each January 15 and July 15, commencing July 15, 2025, to holders of record of the applicable series of notes on January 1 or July 1 (whether or not a business day) immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Additional Notes

Subject to the covenants described below, HII may issue additional notes under the indenture having the same terms in all respects as either series of the notes, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of additional notes and such additional notes may have different issuance prices, initial interest accrual dates or initial interest payment dates. Each series of notes offered hereby and any additional notes subsequently issued would be treated as a single class for all purposes under the indenture and will vote together as one class on all matters with respect to the notes, provided that if the additional notes are not fungible with the notes offered hereby for United States federal income tax purposes, the additional notes will have a separate CUSIP number.

Guarantees

The obligations of HII pursuant to the notes, including any repurchase obligations resulting from a Change of Control Triggering Event, will be unconditionally guaranteed, jointly and severally, on an unsecured basis, by each of HII’s direct and indirect Domestic Subsidiaries that Guarantees Debt under the Credit Agreement. In addition, if any Wholly Owned Domestic Subsidiary Guarantees Debt under any Credit Facility or Capital Markets Debt after the Issue Date, such Wholly Owned Domestic Subsidiary must also Guarantee the notes; provided that no Subsidiary that has been designated an Unrestricted Subsidiary for purposes of the Credit Agreement or is an Immaterial Subsidiary under the Credit Agreement shall be required to provide such Note Guarantee.

Each Note Guarantee will be limited to the maximum amount that would not render the applicable Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Relating to the Notes—Insolvency and fraudulent transfer laws and other limitations may preclude the recovery of payment under the notes and the guarantees.”

The Note Guarantee of a Guarantor will terminate upon

(1) a sale or other disposition (including by way of consolidation or merger) of Capital Stock of the Guarantor if, as a result of such disposition, such Guarantor ceases to be a Subsidiary or the sale or disposition of all or substantially all the assets of the Guarantor (other than to HII or a Subsidiary) is otherwise permitted by the indenture,

(2) the release or discharge of the Guarantee by such Guarantor of Debt under each Credit Facility to which it is a party or becomes a party after the Issue Date, other than a discharge through payment under such Guarantee, or

(3) defeasance or discharge of the notes, as provided in the accompanying prospectus under “Description of Debt Securities and Guarantees—Certain Terms of the Senior Debt Securities—Defeasance.”

Optional Redemption

Prior to December 15, 2029 (one month prior to the maturity date of the 2030 notes) (the “2030 Notes Par Call Date”), HII may redeem the 2030 notes at its option, in whole or in part, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2030 notes matured on the 2030 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the 2030 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2030 Notes Par Call Date, HII may redeem the 2030 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2030 notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Prior to October 15, 2034 (three months prior to the maturity date of the 2035 notes) (the “2035 Notes Par Call Date” and, together with the 2030 Notes Par Call Date, the “Par Call Dates”), HII may redeem the 2035 notes at its option, in whole or in part, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2035 notes matured on the 2035 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the 2035 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2035 Notes Par Call Date, HII may redeem the 2035 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2035 notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by HII in accordance with the following two paragraphs.

The Treasury Rate shall be determined by HII after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, HII shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, HII shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, HII shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, HII shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

HII’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless HII defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Ranking

The notes of each series and the related Note Guarantees will rank equally to each other in right of payment with or senior to all Debt of HII and the Guarantors, but will be effectively junior to all secured Debt of HII and the Guarantors to the extent of the value of the assets securing such Debt. As of September 30, 2024, on an actual basis, we had $2.607 billion of total debt, and $1.689 billion of unutilized capacity under our Revolving Credit Facility and approximately $11 million of issued but undrawn letters of credit. As of September 30, 2024, after giving effect to this offering, our total debt would have been $3.598 billion (not including available capacity under our Restated Credit Facility). As of September 30, 2024, we had no secured indebtedness.

None of HII’s current or future Foreign Subsidiaries, Subsidiaries that are not wholly owned, Subsidiaries that are Immaterial Subsidiaries under the Credit Agreement, or Subsidiaries that are designated as Unrestricted Subsidiaries under the Credit Agreement will guarantee the notes. Claims of creditors of non-guarantor subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of HII, including holders of the notes. The notes and each Note Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of HII that are not Guarantors. As of September 30, 2024, HII’s non-Guarantor subsidiaries had no material assets or liabilities.

The indenture will not limit the Incurrence of Debt by HII or any of its Subsidiaries, and HII and its Subsidiaries may be able to Incur substantial amounts of additional Debt, including additional secured Debt.

No Mandatory Redemption or Sinking Fund

There will be no mandatory redemption or sinking fund payments for the notes.

Certain Covenants

The indenture will contain covenants including, among others, the following:

Limitation on Liens

HII will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Liens of any nature whatsoever that secure Debt on any Principal Property of HII or any Restricted Subsidiary, or on shares of Capital Stock or Debt issued by any Restricted Subsidiary and owned by HII or any Restricted Subsidiary, whether the Principal Property, shares of Capital Stock or Debt were owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing, substantially concurrently with or prior to the creation of such Lien, that the notes (or, in the case of a Restricted Subsidiary that is a Guarantor, its Note Guarantee) are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by HII or any Restricted Subsidiary and located in the United States, the gross book value of which on the date as of which the determination is being made is an amount which exceeds 2% of Consolidated Net Tangible Assets, but not including any property financed through the issuance of any tax exempt governmental obligation, or any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the board of directors of HII, is not of material importance to the total business conducted by HII and its Subsidiaries, considered as a single enterprise.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category (or portion thereof) described in the definition of “Permitted Liens,” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories (or portions thereof) of Permitted Liens, HII shall, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Lien securing such item of Debt (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this covenant.

Limitation on Sale and Leaseback Transactions

HII will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(1)	the Sale and Leaseback Transaction is solely with HII or a Guarantor;

(2)	the lease is for a period not in excess of 36 months, including renewals;

(3)

HII or such Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (27) of the definition of “Permitted Liens,” without equally and ratably securing the notes then outstanding under the indenture, to create, Incur, issue, assume or guarantee Debt secured by a Lien on such property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(4)

HII or such Subsidiary within 360 days after the sale of such property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (a) the net proceeds of the sale of such property or (b) the fair market value of such property to (i) the permanent retirement of the notes, other Debt of HII ranking equally in right of payment with the notes or Debt of a non-Guarantor Subsidiary or (ii) the purchase of property; or

(5)

the Attributable Debt of HII and its Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the Issue Date (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (4) above), plus the aggregate principal amount of Debt secured by Liens on properties then outstanding (not including any such Debt secured by Liens described in clauses (1) through (26) of the definition of “Permitted Liens”) which do not equally and ratably secure such outstanding notes (or secure such outstanding notes on a basis that is prior to other Debt secured thereby), would not exceed 15% of Consolidated Net Tangible Assets.

Repurchase of Notes upon a Change of Control Triggering Event

Not later than 30 days following a Change of Control Triggering Event or, at our option, prior to the consummation of any Change of Control but after public announcement of the transaction that constitutes or may constitute the Change of Control, HII will make an Offer to Purchase all outstanding notes of each series at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of purchase.

An “Offer to Purchase” must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 15 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five business days after the expiration date. The offer must describe the transaction or transactions that constitute the Change of Control Triggering Event. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be equal to $2,000 principal amount or a higher multiple of $1,000, provided, that any unpurchased portion of a note must be in a minimum principal amount of $2,000. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

HII will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control Triggering Event in the manner, at the times and otherwise in compliance with the requirements of the indenture and purchases all notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption to the holders of the notes has been given pursuant to the indenture as described under “—Optional Redemption.”

In the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes of the applicable series of notes accept an Offer to Purchase following a Change of Control Triggering Event and HII purchases all of the notes of such series held by such holders, HII will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase described above, to redeem all of the notes of such series that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of notes redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption, subject to the right of the holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to such date of redemption.

HII will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

The occurrence of certain change of control events with respect to HII would constitute a default under the Credit Agreement. In the event a Change of Control Triggering Event occurs, HII could attempt to seek a waiver from the requisite lenders under the Credit Agreement or refinance the Credit Agreement. If HII were not able to refinance or obtain the requisite consents for a waiver, it would constitute an Event of Default under the Credit Agreement.

Future debt of HII may prohibit HII from purchasing notes in the event of a Change of Control Triggering Event, provide that a Change of Control Triggering Event is a Default or require repurchase upon a Change of Control Triggering Event. In addition, the indenture governing the 2025 Notes, the indenture governing the 2027 Notes, the indenture governing the 2028 Notes and the indenture governing the 2030 Notes require that we make an offer to repurchase the 2025 Notes, the 2027 Notes, the 2028 Notes and the 2030 Notes, respectively, upon the occurrence of a change of control with respect to HII. Moreover, the exercise by the holders of their right to require HII to purchase the notes could cause a default under other debt, even if the Change of Control Triggering Event itself does not, due to the financial effect of the purchase on HII.

Finally, HII’s ability to pay cash to the holders following the occurrence of a Change of Control Triggering Event may be limited by HII’s then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See “Risk Factors—Risks Relating to the Notes—The notes will be subject to a change of control provision, and we may not have the ability to raise the funds necessary to fulfill our obligations under the notes following a change of control triggering event.”

The phrase “all or substantially all,” as used with respect to the assets of HII in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of HII has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

Except as described above with respect to a Change of Control Triggering Event, the indenture will not contain provisions that permit the holders of the notes to require that HII purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The provisions under the indenture relating to HII’s obligation to make an offer to repurchase each series of notes as a result of a Change of Control Triggering Event may be waived or amended as described in “—Amendments and Waivers.”

Financial Reports

HII will comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), insofar as it relates to information, documentation and other reports which HII may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Reports to Trustee

HII will deliver to the trustee:

(1)

within 120 days after the end of each fiscal year a certificate stating that HII has fulfilled its obligations under the indenture or, if there has been a Default, specifying the Default and its nature and status; and

(2)

as soon as possible and in any event within 30 days after HII becomes aware of the occurrence of a Default, an officer’s certificate setting forth the details of the Default, and the action which HII proposes to take with respect thereto.

Consolidation, Merger or Sale of Assets

Company

HII will not consolidate with or merge with or into any Person (in a transaction in which HII is not the surviving corporation) or convey, transfer, lease its assets substantially as an entirety to any Person unless:

(1)

the resulting, surviving or transferee Person (i) is a corporation, limited liability company, partnership or trust, (ii) is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (iii) expressly assumes by supplemental indenture all of the obligations of HII under the indenture and the notes;

(2)

immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(3)

HII delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indenture;

provided that the foregoing restrictions do not apply to (i) the merger or consolidation of HII with one of its affiliates, if its board of directors determines in good faith that the purpose of such transaction is principally to change HII’s state of incorporation or convert HII’s form of organization to another form, or (ii) the merger of HII with or into a single direct or indirect wholly owned Subsidiary.

Upon the consummation of any transaction effected in accordance with the foregoing provisions, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, HII under the indenture and the notes with the same effect as if such successor Person had been named as HII in the indenture. Upon such substitution, except in the case of a lease, HII will be relieved of its obligations under the indenture and the notes.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Guarantors

No Guarantor may consolidate with or merge with or into any Person (in a transaction in which such Guarantor is not the surviving corporation) unless:

(1)	the resulting or surviving Person expressly assumes by supplemental indenture all of the obligations of such Guarantor under the indenture and the notes; and

(2)	immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing;

provided that the Guarantors are not prevented from consolidating or merging with or into HII or another Guarantor or selling or conveying their property as an entirety or substantially as an entirety to HII or another Guarantor.

Default and Remedies

Events of Default

In addition to the Events of Default set forth under “Description of Debt Securities and Guarantees—Certain Terms of the Senior Debt Securities—Events of Default” in the accompanying prospectus, an “Event of Default” will also occur with respect to either series of the notes if:

(1)

(i) any failure to pay indebtedness for money HII borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million at the later of Stated Maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (ii) acceleration of the Stated Maturity of any indebtedness for money that HII borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by HII, or waived by the holders of the indebtedness, in each case as permitted by the governing instrument, then the event of default under the indenture governing the notes caused by such default will be deemed likewise to be cured or waived; or

(2)

any Note Guarantee of a Significant Subsidiary (or a group of Subsidiaries that would, taken together, be a Significant Subsidiary) ceases to be in full force and effect, other than in accordance the terms of the indenture, or a Guarantor that is a Significant Subsidiary (or a group of Subsidiaries that would, taken together, be a Significant Subsidiary) denies or disaffirms its obligations under its Note Guarantee.

Consequences of an Event of Default

If an Event of Default under clause (1) or (2) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes of the applicable series then outstanding, by written notice to HII (and to the trustee if the notice is given by the holders), may, and the trustee at the request of the holders shall, declare the principal of and accrued and unpaid interest on the notes of such series to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable.

In the event of a declaration of acceleration of the notes solely because an Event of Default described in clause (1) above has occurred and is continuing, the declaration of acceleration of the notes shall be automatically rescinded and annulled if the Event of Default or payment default triggering such Event of Default pursuant to clause (1) shall be remedied or cured by HII or a Significant Subsidiary of HII or waived (and the related declaration of acceleration rescinded or annulled) by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of such series of notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the trustee for the payment of amounts due on the notes.

If any Default occurs and is continuing and is known to the trustee, the trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a Default in the payment of the principal of or interest on any note, the trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determine that withholding the notice is in the interest of the holders.

Concerning the Trustee

U.S. Bank Trust Company, National Association will be the trustee under the indenture.

Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. No provision of the indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers. Prior to taking any action under the indenture, the trustee shall be entitled to indemnification satisfactory to it against any loss, liability or expense.

The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of any obligor on the notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with HII and its affiliates; provided that if it acquires any conflicting interest as defined under the Trust Indenture Act, it must either eliminate the conflict within 90 days or resign.

Book Entry, Delivery and Form

The notes of each series offered hereby will be issued in the form of one or more fully registered Global Securities (the “Global Securities”). The Global Securities will be delivered on or about the Issue Date with the Trustee, on behalf of The Depository Trust Company (the “Depositary”) and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the “Global Security Holder”).

The Depositary is a limited-purpose trust company which was created to hold securities for its participating organizations (collectively, the “Participants” or the “Depositary’s Participants”) and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary’s Participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary’s system is also available to other entities such as banks, brokers, dealers and trust companies

(collectively, the “Indirect Participants” or the “Depositary’s Indirect Participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary’s Participants or the Depositary’s Indirect Participants.

HII expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Securities, the Depositary will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Securities and (ii) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary’s Participants), the Depositary’s Participants and the Depositary’s Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer notes will be limited to such extent.

So long as the Global Security Holder is the registered owner of any notes, the Global Security Holder will be considered the sole owner or Holder of such notes outstanding under the indenture. Except as provided below, beneficial owners of notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form, and will not be considered the Holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a Person having a beneficial interest in notes represented by the Global Securities to pledge such interest to Persons or entities that do not participate in the Depositary’s system or to otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest.

None of HII, the Trustee, the paying agent and the registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such notes.

Payments in respect of the principal, premium, if any, and interest on any notes registered in the name of a Global Security Holder on the applicable record date will be payable by the paying agent to such Global Security Holder in its capacity as the registered holder under the indenture.

Under the terms of the indenture, HII and the Trustee may treat the Persons in whose names the notes, including the Global Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither HII nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of notes (including principal, premium, if any, and interest).

HII believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owner of notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.

As long as the notes are represented by a Global Security, the Depositary’s nominee will be the Holder of the notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the notes. Notice by Participants or Indirect Participants or by owners of beneficial interests in a Global Security held through such Participants or Indirect Participants of the exercise of the option to elect repayment of beneficial interests in notes represented by a Global Security must be transmitted to the Depositary in accordance with its procedures on a form required by the Depositary and provided to Participants. In order to ensure that the Depositary’s nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of such note must instruct the broker or the Participant or Indirect Participant through which it holds an interest in such note to notify the Depositary of its desire to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other Participant or Indirect Participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary. HII will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

Certificated Securities

If at any time the Depositary notifies HII that it is unwilling or unable to continue as Depositary for the Global Securities or if at any time the Depositary is no longer eligible to be designated as such, HII will appoint a successor depositary. If a successor depositary is not appointed by HII within 90 days after HII receives such notice or becomes aware of such ineligibility, HII’s determination that the notes be represented by a Global Security will no longer be effective and HII will execute, and the Trustee, upon receipt of an officer’s certificate for the authentication and delivery of definitive notes, will authenticate and deliver, the notes in definitive registered form, registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Trustee.

Neither HII nor the Trustee shall be liable for any delay by the related Global Security Holder or the Depositary in identifying the beneficial owners of notes and each such Person may conclusively rely on and shall be protected in relying on, instructions from the Global Security Holder or of the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts of the notes to be issued).

Same-day Settlement and Payment

Payments in respect of the notes (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Global Security Holders. HII expects that secondary trading in the certificated notes also will be settled in immediately available funds.

Transfer and Exchange

A holder may transfer or exchange the notes in accordance with the procedures set forth in the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any note selected for redemption. Also, the registrar is not required to transfer or exchange any note for a period of 15 days before a selection of the notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

Governing Law

The indenture, including any Note Guarantees, and the notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction that does not result in a Capital Lease, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction

(including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:

(1)

the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated); and

(2)	the Attributable Debt determined assuming no such termination.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be classified as a finance lease on the balance sheet of such Person.

“Capital Markets Debt” means any Debt consisting of bonds, debentures, notes or other similar debt securities in an aggregate principal amount outstanding equal to or greater than $200 million issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a private placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Debt” does not include any Debt under a Credit Agreement, Debt incurred in connection with a Sale and Leaseback Transaction, Debt incurred in the ordinary course of business of HII, obligations under Capital Leases or recourse transfer of any financial asset or any other type of Debt incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Change of Control” means:

(1)

the merger or consolidation of HII with or into another Person or the merger of another Person with or into HII or the merger of any Person with or into a Subsidiary of HII if Capital Stock of HII is issued in connection therewith, or the sale of all or substantially all the assets of HII to another Person, unless holders of a majority of the aggregate voting power of the Voting Stock of HII, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;

(2)

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of HII; or

(3)	the adoption of a plan relating to the liquidation or dissolution of HII.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) HII becomes a direct or indirect wholly owned subsidiary of a holding company (which shall include a parent company) and (b)(i) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such holding company immediately following such transaction.

“Change of Control Triggering Event” means, with respect to either series of notes, the occurrence of both a Change of Control and a Ratings Decline.

“Consolidated Net Tangible Assets” of any Person means the aggregate amount of assets of such Person and its Subsidiaries after deducting therefrom (to the extent otherwise included therein) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual (as the case may be) consolidated balance sheet (prior to the relevant date of determination for which internal financial statements are available) of such Person and its Subsidiaries in accordance with GAAP.

“Credit Agreement” means the Second Amended and Restated Revolving Credit Agreement, dated September 17, 2024, among HII, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and an issuing bank, and certain other issuing banks, together with any related documents (including any guarantee agreements), as such agreement may be amended, modified, supplemented, restated, extended, renewed, refinanced or replaced or substituted from time to time in one or more agreements or instruments (in each case with the same or new lender, group of lenders, investors, purchasers or other debtholders), including pursuant to any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Debt thereunder or increasing the amount loaned or issued thereunder.

“Credit Facility” means (i) any credit facility (including the Credit Agreement) with banks or other lenders providing for revolving credit loans or term loans providing for the Incurrence of Debt in an aggregate principal amount outstanding equal to or greater than $200 million, and (ii) any agreement that refinances any Debt Incurred under any agreement described in clause (i) or this clause (ii), including in each case any successor or replacement agreement or agreements.

“Debt” means, with respect to any Person, without duplication,

(1)	all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all obligations of such Person as lessee under Capital Leases; and

(4)	all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed.

“Default” means any event or condition which is, or with notice or lapse of time or both would become, an Event of Default.

“Domestic Subsidiary” means any Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.

“Fitch” means Fitch Ratings Limited and its successors.

“GAAP” means generally accepted accounting principles in the United States of America.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) each Domestic Subsidiary of HII in existence on the Issue Date that Guarantees any Debt under the Credit Agreement at such time and (ii) each Domestic Subsidiary that executes a supplemental indenture in the form attached to the base indenture providing for the guaranty of the payment of the notes, or any successor obligor under its Note Guarantee pursuant to “—Consolidation, Merger or Sale of Assets,” in each case unless and until such Guarantor is released from its Note Guarantee pursuant to the indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Incur” means, with respect to any Debt, to incur, create, issue, assume or Guarantee such Debt. If any Person becomes a Subsidiary on any date after the Issue Date, the Debt of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by HII.

“Issue Date” means November 18, 2024.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease having substantially the same economic effect as any of the foregoing).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Note Guarantee” means the guarantee of the notes by a Guarantor pursuant to the indenture.

“Permitted Liens” means

(1)	Liens existing on the Issue Date not otherwise constituting Permitted Liens;

(2)	Liens securing the notes or any Guarantees of the notes;

(3)	[reserved];

(4)

pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(5)	Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(6)	Liens in respect of taxes and other governmental assessments and charges;

(7)

Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof and Liens on cash deposits held to cash collateralize letters of credit or Liens in respect of cash in connection with the operation of cash management programs and Liens associated with the discounting or sale of letters of credit;

(8)

minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of HII and its Subsidiaries;

(9)	licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(10)

customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(11)	Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(12)	judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds;

(13)

Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt of HII or any Subsidiary, which may include Capital Leases, mortgage financings or purchase money obligations, Incurred on or after the Issue Date no later than 180 days after the date of purchase or completion of construction or improvement of property, plant or equipment for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 180 days after the date of such purchase or the completion of construction or improvement and do not extend to any other property of HII and its Subsidiaries;

(14)	Liens on property of a Person at the time such Person becomes a Subsidiary of HII;

(15)

mortgages on property to secure the payment of all or any part of the price of acquisition, construction or improvement of such property by HII or a Subsidiary or to secure any Debt Incurred by HII or a Subsidiary, prior to, at the time of, or within twelve months after the later of the acquisition or completion of such improvements or construction or the placing in operation of such property, which Debt is Incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property theretofore owned by HII, or a Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

(16)	Liens securing Debt or other obligations of HII or a Subsidiary to HII or a Subsidiary;

(17)	Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt for borrowed money that is secured by a Lien on the same property securing such Hedging Agreements;

(18)

Liens in favor of customs or revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods incurred in the ordinary course of business;

(19)	deposits in the ordinary course of business to secure liability to insurance carriers;

(20)

any interest of title of an owner of equipment or inventory on a loan or consignment to HII or any of its Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by HII or any Subsidiary in the ordinary course of business;

(21)	Liens securing obligations for third party customer financing in the ordinary course of business;

(22)

options, put, call and swap arrangements, rights of first refusal and similar rights relating to investments in joint ventures, limited liability companies, partnerships and the like permitted to be made under the indenture;

(23)

Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreements;

(24)	Liens on property necessary to defease Debt that was not Incurred in violation of the indenture;

(25)

extensions, renewals, amendments, refinancings or replacements of any Permitted Lien in connection with the refinancing of the obligations secured thereby, provided that (a) such Lien does not extend to any other property and the amount secured by such Lien is not increased (except in respect of premium, fees and expenses related to any such refinancing); (b) such extension, renewal, amendment, refinancing or replacement Lien may not secure Debt for borrowed money unless the original Lien secured Debt for borrowed money; and (c) if the original Lien was incurred pursuant to clause (27), the Debt secured by such extension, renewal, amendment, refinancing or replacement Lien shall be deemed outstanding under clause (27), for purposes of measuring whether subsequent Incurrences under such clause may be permitted;

(26)

mortgages on property of HII or a Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages (including without limitation mortgages incurred in connection with pollution control, industrial revenue or similar financings); and

(27)

other Liens; provided that the amount of outstanding Debt secured by Liens Incurred pursuant to this clause (27), when aggregated with the amount of Attributable Debt outstanding and Incurred in reliance on clause under “Certain Covenants—Limitation on Sale and Leaseback Transactions,” does not exceed 15% of Consolidated Net Tangible Assets at the time any such Lien is granted.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, including any government or any agency or political subdivision thereof.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s or S&P ceases to rate the applicable series of notes or fails to make a rating of such notes publicly available for reasons outside of HII’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by HII (as certified by a resolution of the board of directors of HII) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Ratings Decline” means, with respect to a series of notes, the rating on such notes is lowered by at least two of the three Rating Agencies and the notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, in any case on any day during the period (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a change of control or HII’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control; provided, however, that a ratings decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Decline) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform HII that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Decline). The trustee shall not be responsible for determination or monitoring whether or not a Ratings Decline has occurred.

“Restricted Subsidiary” means any of HII’s Subsidiaries that directly or indirectly through ownership of any Subsidiary owns a Principal Property.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Sale and Leaseback Transaction” means an arrangement relating to property, plant or equipment now owned or hereafter acquired by HII or a Subsidiary whereby HII or a Subsidiary transfers such property to a Person and HII or such Subsidiary leases it from such Person, other than (i) leases between HII and a Subsidiary or between Subsidiaries or (ii) any such transaction entered into with respect to any property, plant or equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant or equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant or equipment), as the case may be, to finance the cost of such property, plant or equipment or such improvements, as the case may be.

“SEC” means the United States Securities and Exchange Commission.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of HII.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members, as applicable, of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by HII and one or more Wholly Owned Subsidiaries (or a combination thereof).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. This summary is based on the Code, applicable U.S. Treasury regulations promulgated thereunder (the “Treasury Regulations”), and administrative and judicial decisions as of the date hereof. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could affect the accuracy of the statements described herein. This summary is addressed only to investors who purchase notes at their original offering price in this offering and deals only with notes held as “capital assets” (generally, property held for investment). In addition, this summary is intended for general information only, and does not purport to address all U.S. federal income tax matters that may be relevant to investors in special tax situations, such as insurance companies, tax-exempt entities, banks or other financial institutions, dealers in securities, traders in securities that have elected the mark-to-market method of accounting for their securities holdings, persons holding notes as part of a hedge, straddle or other integrated transaction, partnerships or other pass-through entities or investors therein, persons subject to an alternative minimum tax, former citizens or residents of the United States, controlled foreign corporations, foreign personal holding companies, persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement, corporations that accumulate earnings to avoid U.S. federal income tax or U.S. Holders (as defined below) whose functional currency is not the United States dollar. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or is expected to be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. A holder of a note that is a partnership, and the partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of the notes.

This discussion does not address any tax other than U.S. federal income tax, and contains only a general summary of certain U.S. federal income tax issues. Accordingly, persons considering the purchase of the notes should consult their tax advisors concerning the application of U.S. federal income tax laws, as well as the laws of any state, local or non-U.S. taxing jurisdictions and the application of any U.S. federal tax other than the income tax, including but not limited to the U.S. federal gift tax and estate tax, to their particular situations.

Classification of the Notes

In certain circumstances (see, e.g., “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Triggering Event”), the notes provide for the payment of certain amounts in excess of their stated interest and principal. These contingencies could subject the notes to the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, each such contingency is “remote” or is considered to be “incidental.” We believe and intend to take the position that the foregoing contingencies should be treated as remote and/or incidental. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. However, this determination is inherently factual, and we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could affect the timing and amount of a holder’s income and could cause any gain from the sale or other disposition of a note to be treated as ordinary income, rather than capital gain. This disclosure assumes that the notes will be classified as indebtedness for U.S. federal income tax purposes and that they will not be considered contingent payment debt instruments. Holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt regulations and the consequences thereof.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (x) a United States court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust or (y) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Interest

The notes are not expected to be issued with original issue discount for U.S. federal income tax purposes, and the remainder of this discussion assumes that to be the case. Accordingly, interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for federal income tax purposes.

Sale or Other Taxable Disposition of Notes

Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between the amount realized on such disposition and the U.S. Holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “—Payments of Interest” above. A U.S. Holder’s adjusted tax basis in a note will generally be equal to the amount that the U.S. Holder paid for the note (reduced by prior principal payments, if any, on the note).

Gain or loss recognized on the sale, exchange, retirement, redemption or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, redemption or other taxable disposition, the note has been held for more than one year. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

U.S. persons that are individuals, estates or certain trusts will generally be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. person’s “net investment income” for the taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include any income or gain recognized by such holder with respect to the notes, unless such income or gain is derived in the ordinary course of the conduct of such holder’s trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.

Backup Withholding and Information Reporting

Generally, for non-corporate U.S. Holders, payments on a note will be subject to information reporting. In addition, a non-corporate U.S. Holder may be subject to a backup withholding tax on those payments if it fails to provide its accurate taxpayer identification number to us or our paying agent in the manner required, is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax return, or otherwise fails to comply with applicable backup withholding tax rules. In addition, U.S. Holders may be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement, redemption or other taxable disposition of a note.

Backup withholding is not an additional tax. Any amounts withheld from payments on the notes under the backup withholding tax rules may be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS. Certain U.S. Holders (including corporations) are exempt from backup withholding. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

Tax Consequences to Non-U.S. Holders

A “Non-U.S. Holder” is a beneficial owner of a note that is an individual, corporation, estate or trust and is not a U.S. Holder.

Payments of Interest

Subject to the discussion below concerning backup withholding and FATCA, payments of interest on a note made to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax, provided that:

•

the Non-U.S. Holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury Regulations;

•	such interest is not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business; and

•

either (a) the Non-U.S. Holder provides its name and address on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certifies, under penalties of perjury, that it is not a U.S. person or (b) the Non-U.S. Holder holds its notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury Regulations.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such Non-U.S. Holder will be subject to U.S. federal withholding tax at a 30% rate, unless such Non-U.S. Holder provides us or our paying agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding tax under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on a note is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for an exemption or a reduced rate under an applicable income tax treaty, may generally obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of purchasing, owning and disposing of the notes, including their entitlement to benefits under any applicable income tax treaty.

Effectively Connected Income

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and the interest is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States if that is required by an applicable income tax treaty as a condition for subjecting such Non-U.S. Holder to U.S. tax on a net income basis), such Non-U.S. Holder will be subject to U.S. federal income tax on that interest on a net income basis. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless the Non-U.S. Holder qualifies for a lower rate under an applicable income tax treaty. Effectively connected interest will be exempt from the 30% withholding tax, provided that the Non-U.S. Holder complies with certain certification and disclosure requirements discussed above in the same manner as if the Non-U.S. Holder were a U.S. Holder.

Sale or Other Disposition of Notes

Subject to the discussion below concerning backup withholding and FATCA and except with respect to accrued but unpaid interest, which will be taxable as described above under “Payments of Interest,” a Non-U.S. Holder generally will not be subject to U.S. federal income or U.S. withholding tax on any gain recognized on a sale or other disposition of notes, unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, or

•	the Non-U.S. Holder is an individual who is present in the United States for at least 183 days in the taxable year of the disposition and certain other requirements are met.

If a Non-U.S. Holder is described in the first bullet point above, the Non-U.S. Holder will generally be taxed on the gain in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), unless an applicable income tax treaty provides otherwise. In addition, a corporate Non-U.S. Holder may be subject to a branch profits tax at a rate of 30% (or a lower treaty rate) with respect to its effectively connected earnings and profits, including such effectively connected gain. If a Non-U.S. Holder is described in the second bullet point, the Non-U.S. Holder will be subject to tax at a rate of 30% on the gain (offset by certain U.S. source capital losses) unless an applicable income tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, the amount of interest paid to a Non-U.S. Holder and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of the information returns reporting such interest and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Backup withholding will generally not apply to payments of interest on the notes to a Non-U.S. Holder if the holder certifies its status as a non-U.S. person under penalties of perjury or otherwise establishes an exemption (provided that the applicable withholding agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

The payment of the proceeds of the disposition of notes to or through the United States office of a United States or foreign broker will be subject to information reporting and, depending on the circumstances, backup withholding unless the Non-U.S. Holder provides the certification described above or otherwise establishes an exemption (and the applicable withholding agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied). The payment of the proceeds of a disposition effected outside the United States by a Non-U.S. Holder to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if that broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of such holder’s status as a Non-U.S. Holder and has no actual knowledge or reason to know to the contrary or unless such holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will generally be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided it timely furnishes the required information to the IRS.

Foreign Account Tax Compliance Act

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA currently applies to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds (other than the amount treated as interest) entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Tax Consequences to Non-U.S. Holders—Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

The U.S. federal tax discussion set forth above as to both U.S. Holders and Non-U.S. Holders is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, non-U.S. and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

UNDERWRITING

Subject to the conditions contained in an underwriting agreement dated as of the date of this prospectus supplement by and among HII, the Guarantors, and J.P. Morgan Securities LLC, BofA Securities, Inc., Mizuho Securities USA LLC, Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, who are acting as representatives (the “Representatives”) for the underwriters named below, HII and the Guarantors have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of the notes that appears opposite its name in the table below:

Underwriters	Principal Amount of 2030 Notes	Principal Amount of 2035 Notes
J.P. Morgan Securities LLC	$62,500,000	$62,500,000
BofA Securities, Inc.	50,000,000	50,000,000
Mizuho Securities USA LLC	50,000,000	50,000,000
Scotia Capital (USA) Inc.	50,000,000	50,000,000
U.S. Bancorp Investments, Inc.	50,000,000	50,000,000
Wells Fargo Securities, LLC	50,000,000	50,000,000
PNC Capital Markets LLC	50,000,000	50,000,000
TD Securities (USA) LLC	50,000,000	50,000,000
Truist Securities, Inc.	50,000,000	50,000,000
Fifth Third Securities, Inc.	15,000,000	15,000,000
Comerica Securities, Inc.	7,500,000	7,500,000
FHN Financial Securities Corp.	7,500,000	7,500,000
Hancock Whitney Investment Services, Inc.	7,500,000	7,500,000

Total	$500,000,000	$500,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters initially propose to offer the notes of each series to the public at the applicable public offering prices that appear on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of 0.350% of the aggregate principal amount of the 2030 notes and 0.400% of the aggregate principal amount of the 2035 notes, as applicable. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.250% of the aggregate principal amount of the 2030 notes and 0.250% of the aggregate principal amount of the 2035 notes, as applicable to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

We have agreed that, for the period from the date of this prospectus supplement through the closing date, we will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us and having a tenor of more than one year.

We have also agreed to indemnify the several underwriters and their respective affiliates, directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of any of those liabilities.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with the offering of the notes:

Paid By Us
Per 2030 note	0.600%
2030 note total	$3,000,000
Per 2035 note	0.650%
2035 note total	$3,250,000

Total	$6,250,000

We estimate that our total expenses for this offering, excluding the underwriting discounts, will be approximately $3.0 million.

New Issue of Notes

The notes of each series are a new issue of securities with no established trading markets. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time in their sole discretion without any notice. Accordingly, we cannot assure the liquidity of the trading market for the notes of either series or that an active public market for the notes of either series will develop. If active trading markets do not develop or are not maintained, the market prices and liquidity of the notes may be adversely affected, and you may not be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

Short Positions

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the underwriters and certain of their respective affiliates have in the past and may in the future engage in investment banking, commercial banking or other transactions of a financial nature with us and our respective affiliates, including the provision of certain advisory services and the making of loans to us and our affiliates, for which they have received or may receive customary compensation and reimbursement of expenses. The underwriters and their respective affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In particular, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. An affiliate of J.P. Morgan Securities LLC is the administrative agent of our Revolving Credit Facility, and affiliates of certain underwriters are lenders under our Revolving Credit Facility. See “Description of Material Indebtedness—Our Credit Facility.” Such lenders under our Revolving Credit Facility receive customary fees thereunder.

Extended Settlement

It is expected that delivery of the notes will be made against payment therefor on or about November 18, 2024, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade such notes prior to their date of delivery hereunder should consult their own advisors.

Selling Restrictions

The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The notes described in this prospectus supplement are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of the MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The notes described in this prospectus supplement are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of assimilated law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes based investment products or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This ‘prospectus supplement’ and there are references herein to a “prospectus,” neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

Notice to Prospective Investors in Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (the “DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. The notes to which this prospectus supplement and accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (the “DIFC”), this prospectus supplement and the accompanying prospectus are strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospectus Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;

(b)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of notes shall require the Company or any bank to publish a prospectus pursuant to Article 35 FinSA.

The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon certain legal matters for us in connection with the offering of the notes. Davis Polk & Wardwell LLP, New York, New York, will pass upon certain legal matters for the underwriters in connection with the offering of the notes.

EXPERTS

The financial statements of Huntington Ingalls Industries, Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement, and the effectiveness of Huntington Ingalls Industries, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

Huntington Ingalls Industries, Inc.

Debt Securities

Guarantees

Common Stock

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Our debt securities may be guaranteed by one or more of our subsidiaries identified in this prospectus. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The New York Stock Exchange under the symbol “HII”.

Investing in these securities involves risks. See the information included under “Risk Factors” on page 5 of this prospectus and included in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If any third party provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

A statement contained in a subsequent prospectus supplement or document incorporated by reference into this prospectus after the date hereof shall be deemed to be modified or superseded for purposes of this prospectus to the extent that such statement contained in this prospectus conflicts or is otherwise inconsistent with the statement in any such prospectus supplement or subsequently filed document which is also incorporated in this prospectus. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Unless the context otherwise indicates, references in this prospectus to “HII,” the “Company,” “we,” “our” and “us” or similar references refer, collectively, to Huntington Ingalls Industries, Inc., a Delaware corporation, and its consolidated subsidiaries, including the subsidiary guarantors. References in this prospectus to “subsidiary guarantors” means, initially, Commonwealth Technology Innovation LLC, Enlighten IT Consulting LLC, Fleet Services Holding Corp., HII Fleet Support Group LLC, HII Mission Technologies Corp., HII Nuclear Inc., HII Services Corporation, HII TSD Holding Company, HII Technical Solutions Corporation, HII Unmanned Systems, Inc., Huntington Ingalls Incorporated, Huntington Ingalls Industries Energy and Environmental Services, Inc., Huntington Ingalls Unmanned Maritime Systems, Inc. and Newport News Nuclear Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.hii.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-34910) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under this registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 1, 2024;

•

The portions of our definitive proxy statement on Schedule 14A for the 2024 Annual Meeting of the Stockholders, as filed with the SEC on March 19, 2024, that are specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 2, 2024 and August 1, 2024, respectively;

•	Current Reports on Form 8-K as filed with the SEC on May 2, 2024 (as amended by Amendment No. 1 as filed with the SEC on July 31, 2024); and

•

The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on March  16, 2011, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 1, 2024, and including all amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Office of the Corporate Secretary

4101 Washington Ave

Newport News, VA 23607

Attn: HII Corporate Treasury

(757) 380-2000

We also maintain a website at www.hii.com. The information contained at our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements, which include, but are not limited to: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs, including cost increases due to inflation, and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures, and strategic acquisitions; adverse economic conditions in the United States and globally; health epidemics, pandemics, and similar outbreaks; our ability to attract, retain, and train a qualified workforce; disruptions impacting global supply, including those resulting from the ongoing conflict between Russia and Ukraine and in the Middle East; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed herein and in our other filings with the SEC. Additional factors include those described in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

RISK FACTORS

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

HUNTINGTON INGALLS INDUSTRIES, INC.

Huntington Ingalls Industries, Inc. (“HII,” the “Company”, “we,” “us,” or “our”) is a global, all-domain defense partner, building and delivering the world’s most powerful, survivable naval ships and technologies that safeguard America’s seas, sky, land, space, and cyber. HII is organized into three reportable segments: Ingalls Shipbuilding (“Ingalls”), Newport News Shipbuilding (“Newport News”), and Mission Technologies. For more than a century, our Ingalls segment in Mississippi and Newport News segment in Virginia have built more ships in more ship classes than any other U.S. naval shipbuilder, making HII America’s largest shipbuilder. The Mission Technologies segment develops integrated solutions that enable today’s connected, all-domain force. Headquartered in Newport News, Virginia, we employ over 44,000 people domestically and internationally.

We conduct most of our business with the U.S. Government, primarily the Department of Defense. As prime contractor, principal subcontractor, team member, or partner, we participate in many high-priority U.S. defense programs. Ingalls includes our non-nuclear ship design, construction, repair, and maintenance businesses. Newport News includes all of our nuclear ship design, construction, overhaul, refueling, and repair and maintenance businesses. Our Mission Technologies segment provides a wide range of services and products, including command, control, computers, communications, cyber, intelligence, surveillance, and reconnaissance systems and operations; the application of Artificial Intelligence and machine learning to battlefield decisions; defensive and offensive cyberspace strategies and electronic warfare; unmanned autonomous systems; live, virtual, and constructive training solutions; fleet sustainment; and critical nuclear operations.

Our principal executive offices are located at 4101 Washington Avenue, Newport News, Virginia 23607, and our telephone number is (757) 380-2000.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes and those of our consolidated subsidiaries, unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, the acquisition of companies or businesses, repayment and refinancing of debt, repurchases of our common stock, working capital, capital expenditures and any other general corporate purpose. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description summarizes the general terms and provisions of the debt securities that Huntington Ingalls Industries, Inc. may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities”, the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Huntington Ingalls Industries, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us, any guarantors party thereto and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us, any guarantors party thereto and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures, and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities will be subject to the defeasance provisions in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Guarantees

Unless otherwise indicated in a prospectus supplement, none of the debt securities will be guaranteed by any of our subsidiaries. If the applicable prospectus supplement specifies otherwise, however, one or more of the subsidiary guarantors, may fully and unconditionally guarantee to each holder of debt securities issued by us (each, a “subsidiary guarantee”) the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same become due and payable, whether at maturity, upon acceleration or otherwise. The prospectus supplement will describe the subsidiary guarantees and the terms under which such subsidiary guarantees will be provided and the conditions under which such subsidiary guarantees may be released. The subsidiary guarantees will be unsecured and, with respect to a subsidiary guarantee of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of the subsidiary guarantor, and, with respect to the respective subsidiary guarantee of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of the respective subsidiary guarantor.

The subsidiary guarantees will provide that the obligations of each subsidiary guarantor will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance. The subsidiary guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law, which could limit their enforceability. To the extent that a United States court were to find that (x) the subsidiary guarantees were incurred with intent to hinder, delay or defraud any present or future creditor, or a subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) the subsidiary issuing the subsidiary guarantee did not receive fair consideration or reasonably equivalent value for issuing its subsidiary guarantee and any subsidiary guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the subsidiary guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a subsidiary guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, that court could avoid or subordinate the subsidiary guarantees in favor of a subsidiary guarantor’s other creditors. If the subsidiary guarantee were subordinated by a court, payments of principal and interest on the debt securities generally would be subject to the prior payment in full of all other indebtedness of the subsidiary guarantor. Among other things, a legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of the issuance by the issuer of the debt securities. The extent (if any) to which a particular subsidiary guarantor may be deemed to have received such benefits may depend on the use of the proceeds of any offering of debt securities which are guaranteed by the subsidiary guarantor, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the subsidiary guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. There can be no assurance, however, that a court would determine that any particular subsidiary guarantor received fair consideration or reasonably equivalent value for issuing its subsidiary guarantee.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liabilities or expenses;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•	We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

•

to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series or confirm and evidence the release, termination or discharge thereof when such release, termination or discharge is permitted by the senior indenture;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•

to provide for or add guarantors with respect to the senior debt securities of any series or confirm and evidence the release, termination or discharge of any guarantor when such release, termination or discharge is permitted by the senior indenture;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for the issuance of additional senior debt securities of any series;

•	to comply with the rules of any applicable depositary;

•

to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•

changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•	modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into common stock, other securities or property in accordance with the terms of the senior debt securities; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.

If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.

No Personal Liability of Incorporators, Stockholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities, including the subsidiary guarantees, if any, will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities, including the subsidiary guarantees, if any, relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities, including the subsidiary guarantees, if any, are identical in all material respects to the terms of the senior indenture and senior debt securities, including the subsidiary guarantees, if any.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities and any guarantees is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we and any subsidiary guarantors may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

Global Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.

We may issue the debt securities of a particular series in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee or other agent of ours, or any agent of any trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the debt securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive form in exchange for the global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is intended as a summary only and therefore is not a complete description of our common stock. This description is based upon, and is qualified by reference to, our Restated Certification of Incorporation (“Certificate”), our Restated Bylaws (“Bylaws”) and applicable provisions of Delaware corporate law. You should read our Certificate and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share.

Annual and Special Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our Bylaws. Written notice must be mailed to each stockholder entitled to vote or otherwise given in accordance with our Bylaws not less than 10 nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may only be called by the board of directors, the chairperson of the board of directors or the holders of shares representing at least twenty percent of all the shares of our capital stock issued and outstanding and entitled to vote at such meeting. Except as may be otherwise provided by applicable law, our Certificate or our Bylaws, all elections shall be decided by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights for the election of directors. Holders of a plurality of the shares entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends. Dividends may be paid on our common stock and on any class or series of stock entitled to participate with common stock as to dividends, but only when and as declared by the board of directors and only if full dividends on all then-outstanding series of our preferred stock for the then current and prior dividend periods have been paid or provided for.

Liquidation, Dissolution and Winding Up. In the event of liquidation, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any preferred stock that may be outstanding at that time.

Other Rights. The outstanding shares of our common stock are fully paid and nonassessable. The holders of our common stock do not have any preemptive, conversion or redemption rights.

Preferred Stock. Under the terms of the Certificate, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue shares of preferred stock in one or more series. Each such series of preferred stock shall have such powers (including voting powers, full or limited, or no voting powers), and such designations, preferences and relative, participating, optional or other rights and such qualifications limitations or restrictions thereof, if any, as shall be determined by the board of directors. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. In addition, the issuance of preferred stock could impede the completion of a merger, tender offer or other takeover attempt.

Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Certain provisions of our Certificate and Bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.

No Cumulative Voting. The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our Certificate does not provide for cumulative voting.

Board of Directors. All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Removal of Directors by Stockholders. Our Certificate provides that except for additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of our Certificate, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

Board Vacancies. Under the Certificate, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors.

Stockholder Nomination of Directors. Our Bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not later than the close of business on the later of (i) the 135th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by us.

No Action By Written Consent. Our Certificate provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders, unless the board of directors authorizes such action to be taken by the written consent of the holders of outstanding shares of stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and the Certificate have been satisfied.

Undesignated Preferred Stock. Our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Contractual Limitations on Business Combinations. Our nuclear shipbuilding operations are considered vitally important to the U.S. Navy. As a result, our Navy contracts include notice and approval rights for the Navy and conditions regarding the Navy’s obligations to indemnify us for losses relating to our naval nuclear operations, in the event of a change of control of our nuclear shipbuilding operations. Such provisions require us to provide the U.S. Navy with notice of any potential change of control of our nuclear shipbuilding operations and receive the Navy’s consent to transfer certain related licenses to facilitate the Navy’s ability to confirm that a potential buyer would continue to conduct our operations in a satisfactory manner.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL (“Section 203”), which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person (“interested stockholder”). Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Choice of Forum. Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for: (A) any derivative action or proceeding brought on our behalf, (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, other employees or stockholders to us or our stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (D) any action asserting a claim arising pursuant to any provision of our Certificate or Bylaws (in each case, as they may be amended from time to time), (E) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, or (F) any action governed by the internal affairs doctrine.

This choice of forum provision does not apply to claims arising under the Securities Act or the Exchange Act, and the rules and regulations promulgated thereunder. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act and the rules and regulations promulgated thereunder.

These provisions of Delaware law, our Certificate and our Bylaws may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

PLAN OF DISTRIBUTION

We may sell securities:

•	to or through underwriters or dealers;

•	through dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, Wilmer Cutler Pickering Hale and Dorr LLP will issue an opinion about the validity of the securities in respect of which this prospectus is being delivered. Certain other legal matters with respect to the subsidiary guarantors incorporated in Virginia and Maryland will be passed upon for us by Tiffany M. King and Ballard Spahr LLP, respectively. Agents, underwriters, or dealers, who we will identify in a prospectus supplement, may have their counsel opine about certain legal matters relating to the securities.

Ms. King is employed by a subsidiary guarantor which may fully and unconditionally guarantee any debt securities issued by Huntington Ingalls Industries, Inc. from time to time pursuant to this prospectus and an accompanying prospectus supplement. Ms. King is paid a salary in connection with such employment and is a participant in various employee benefit plans and incentive plans offered by Huntington Ingalls Industries, Inc. and such subsidiary guarantor. Ms. King owns or has rights to acquire an aggregate of less than 1% of the outstanding common stock of Huntington Ingalls Industries, Inc.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, and the related financial statement schedule incorporated by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Huntington Ingalls Industries, Inc. and its subsidiaries internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

$1,000,000,000

Huntington Ingalls Industries, Inc.

5.353% Senior Notes due 2030

5.749% Senior Notes due 2035

PROSPECTUS SUPPLEMENT

(to Prospectus dated August 5, 2024)

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Mizuho	Scotiabank
US Bancorp		Wells Fargo Securities

PNC Capital Markets LLC	TD Securities	Truist Securities

Senior Co-Manager

Fifth Third Securities

Co-Managers

Comerica Securities	FHN Financial Securities Corp.	Hancock Whitney Investment Services, Inc.

November 13, 2024